UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2008

Meta Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA 50588
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-   2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Section 5	Corporate Governance and Management
Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Section 9	Financial Statements and Exhibits

Exhibit 99.1 — Press Release Announcing the Appointment of David W. Leedom as CFO for Meta Financial Group, Inc.

Signatures

Exhibit Index

Exhibit 99.1

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Section 5 — Corporate Governance and Management

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. David W. Leedom, age 53, was appointed Senior Vice President and Secretary, Treasurer and Chief Financial Officer of Meta Financial Group, Inc., and MetaBank (collectively, the “Company”), on January 28, 2008.  Mr. Leedom served as Senior Vice President and Secretary, Treasurer and Acting Chief Financial Officer of the Company from October 16, 2007, until this appointment.

Mr. Leedom joined MetaBank in January 2007 as Senior Vice President of Portfolio Credit and Business Analytics.  He previously served as a Senior and as an Executive Vice President for Bankfirst prior to joining MetaBank in January 2007.  His experience at Bankfirst includes his position there as Executive Vice President of Accounting and Finance.

A press release describing this appointment, and which release is incorporated by reference herein, is attached hereto as Exhibit 99.1.

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SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ David W. Leedom
David W. Leedom
Senior Vice President and Secretary, Treasurer, and Chief Financial Officer

Dated:  January 31, 2008

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Index to Exhibits

Exhibit No.	Exhibit

99.1	Press Release Announcing the Appointment of David W. Leedom as CFO for Meta Financial Group, Inc.

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